EXHIBIT 5.1 Form of Legal Opinion

               [LETTERHEAD OF KAPLAN GOTTBETTER & LEVENSON, LLP]

January 30, 2001

TDT Development, Inc.
1844 SW 16th Terrace
Miami, Florida 33145

      Re:   TDT Development, Inc.
            Registration Statement on Form SB-2 for
            3,066,000 Shares of Common Stock

      At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by TDT Development, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about January 30, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,066,000 shares of the Company's Common Stock, of which 3,066,000 are presently issued and outstanding (the "Shares") all of which will be sold or distributed by certain selling security holders (the "Selling Security Holders").

      In rendering this opinion, we have examined the following:

      o the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;
      o the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and
      o the Company's stock transfer ledger stating the number of the Company's issued and outstanding shares of capital stock as of January 30, 2001.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

      We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

TDT Development, Inc.
January 30, 2001
Page 2


      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. We are admitted to practice law in the State of New York, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of New York and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Nevada.

      Based upon the foregoing, it is our opinion that the Shares to be sold or distributed by the Selling Security holders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,


KAPLAN GOTTBETTER & LEVENSON, LLP

                               [GRAPHIC OMITTED]

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                             TDT DEVELOPMENT, INC.
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                             Total Authorized Issue
                       50,000,000 Shares $.0001 Par Value      See Reverse for
                                  Common Stock               Certain Definitions

                                    SPECIMEN

This is to certify that __________________________________ is the owner of
______________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

                                     [SEAL]

                               CORPKIT. NEW YORK